As filed with the Securities and Exchange Commission on June 23, 2025

Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

INTERNATIONAL SEAWAYS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Marshall Islands	98-0467117
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

600 Third Avenue, 39th Floor
New York, New York 10016
(Address, Including Zip Code, of Principal Executive Offices)

International Seaways, Inc. 2025 Management Incentive Compensation Plan

(Full Title of the Plan)

James D. Small III, Esq.
Chief Administrative Officer, Senior Vice President, Secretary and General Counsel
International Seaways, Inc.
600 Third Avenue, 39th Floor
New York, New York 10016
(212) 578-1600
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

COPY TO:

Jeffrey D. Karpf, Esq.
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006

(212) 225-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by International Seaways, Inc. (the “Registrant”) for the purpose of registering 1,300,000 additional shares of common stock, no par value (“Common Stock”) issuable under the International Seaways, Inc. 2025 Management Incentive Compensation Plan (f/k/a the International Seaways, Inc. 2020 Management Incentive Plan) (the “Plan”). On May 18, 2020, the Registrant filed with the U.S. Securities and Exchange Commission Form S-8 Registration Statement (File No. 333-238476) (the “Prior Registration Statement”) relating to shares of Common Stock under the Plan. The Prior Registration Statement is currently effective. The Registration Statement relates to securities of the same class as those to which the Prior Registration Statement relates and is submitted in accordance with General Instruction E of Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement relating to the Plan, including periodic reports that the Registrant filed after the Prior Registration Statement to maintain current information about the Registrant, are incorporated herein by reference and made part of the Registration Statement, except to the extent supplemented, superseded or modified by the specific information set forth below and/or the specific exhibits attached hereto.

PART II

INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1	International Seaways, Inc. 2025 Management Incentive Compensation Plan (f/k/a the International Seaways, Inc. 2020 Management Incentive Plan) (filed as Appendix A to the Registrant’s Annual Proxy Statement filed on April 30, 2025).
5.1	Opinion of Reeder & Simpson P.C.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Reeder & Simpson P.C.
24	Power of Attorney (filed as part of signature page).
107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 23rd day of June, 2025.

INTERNATIONAL SEAWAYS, INC.

By:	/s/James D. Small III
Name: James D. Small III
Title: Chief Administrative Officer, Senior Vice President, Secretary and General Counsel

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Lois K. Zabrocky and James D. Small III, and each of them acting individually, as his or her true and lawful attorney-in-fact, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing), to sign any and all amendments (including post-effective amendments thereto) to this registration statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lois K. Zabrocky	Director, President and Chief Executive Officer	June 23, 2025
Lois K. Zabrocky	(Principal Executive Officer)

/s/ Jeffrey Pribor	Chief Financial Officer	June 23, 2025
Jeffrey Pribor	(Principal Financial and Accounting Officer)

/s/ Ian T. Blackley	Chairman of the Board	June 23, 2025
Ian T. Blackley

/s/ Darron M. Anderson	Director	June 23, 2025
Darron M. Anderson

/s/ Timothy Bernlohr	Director	June 23, 2025
Timothy Bernlohr

/s/ A. Kate Blankenship	Director	June 23, 2025
A. Kate Blankenship

/s/ Randee Day	Director	June 23, 2025
Randee Day

/s/ David I. Greenberg	Director	June 23, 2025
David I. Greenberg

/s/ Kristian K. Johansen	Director	June 23, 2025
Kristian K. Johansen

/s/ Craig H. Stevenson, Jr.	Director	June 23, 2025
Craig H. Stevenson, Jr.